Filed pursuant to Rule 424(b)(3)

Registration No. 333-257104

PROSPECTUS

BriaCell Therapeutics Corp.

4,370,343 Common Shares

This prospectus relates to the resale by the selling shareholders identified in this prospectus of up to 4,370,343 common shares that are issuable upon the exercise of certain outstanding warrants, or the warrants, to purchase common shares, or the warrant shares.

We are not selling any common shares and will not receive any proceeds from the sale of the warrant shares by the selling shareholders under this prospectus. Upon the exercise of the warrants for all 4,370,343 of our common shares by payment of cash, however, we will receive aggregate gross proceeds of approximately $27,052,423.

We have agreed to bear all of the expenses incurred in connection with the registration of these warrant shares. The selling shareholders will pay or assume brokerage commissions and similar charges, if any, incurred for the sale of the warrant shares.

The selling shareholders identified in this prospectus may offer the shares from time to time through public or private transactions at fixed prices, at prevailing market prices, at varying prices determined at the time of sale, or at privately negotiated prices. We provide more information about how the selling shareholders may sell their common shares in the section titled “Plan of Distribution” beginning on page 11 of this prospectus. We will not be paying any underwriting discounts or commissions in connection with any offering of warrant shares under this prospectus.

Our common shares and listed warrants to purchase common shares trade on the Nasdaq Capital Market under the symbols “BCTX” and “BCTXW”, respectively, and the common shares trade on the TSX Exchange under the symbol “BCT”. On March 9, 2022, the closing prices per common share on the Nasdaq Capital Market and TSX Exchange were $7.60 and C$9.67, respectively. On March 9, 2022, the closing price per listed warrant on the Nasdaq Capital Market was $3.5999. The common shares underlying the listed warrants are not being registered for resale in the registration statement of which this prospectus forms a part.

You should read this prospectus, together with additional information described under the headings “Incorporation of Certain Information by Reference” and “Where You Can Find More Information,” carefully before you invest in any of our securities.

Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page 6 of this prospectus for a discussion of information that should be considered in connection with an investment in our securities.

Neither the Securities and Exchange Commission nor any state or other foreign securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is March 16, 2022.

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This prospectus is part of a registration statement on Form F-1 that we filed with the Securities and Exchange Commission, or the SEC. We incorporate by reference important information into this prospectus. You may obtain the information incorporated by reference without charge by following the instructions under “Where You Can Find More Information.” You should carefully read this prospectus as well as additional information described under “Incorporation of Certain Information by Reference,” before deciding to invest in our common shares.

We are responsible for the information contained in this prospectus. We have not authorized anyone to provide you with different information, and we take no responsibility for any other information others may give you. If anyone provides you with different or inconsistent information, you should not rely on it. We are not, and the selling shareholders are not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information contained in this prospectus is accurate as of any date other than the date on the front of this prospectus.

Unless the context otherwise requires, the term(s) “we,” “us,” “our,” “Company,” “our company,” “BriaCell,” and “our business” in this prospectus refer to BriaCell Therapeutics Corp. and our subsidiaries.

SPECIAL NOTE REGARDING FORWARD-LOOKING INFORMATION

This prospectus contains “forward-looking statements” within the meaning of the federal securities laws, which statements are subject to considerable risks and uncertainties. These forward-looking statements are intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. All statements included or incorporated by reference in this prospectus, other than statements of historical fact, are forward-looking statements. You can identify forward-looking statements by the use of words such as “may,” “will,” “could,” “anticipate,” “expect,” “intend,” “believe,” “continue” or the negative of such terms, or other comparable terminology. Forward-looking statements also include the assumptions underlying or relating to such statements. In particular, forward-looking statements contained in this prospectus relate to, among other things, our future or assumed financial condition, results of operations, liquidity, business forecasts and plans, research and development plans, strategic plans and objectives, capital needs and financing plans, regulatory approvals, competitive environment, and the application of accounting guidance. We caution you that the foregoing list may not include all of the forward-looking statements made in this prospectus.

Our forward-looking statements are based on our management’s current assumptions and expectations about future events and trends, which affect or may affect our business, strategy, operations or financial performance. Although we believe that these forward-looking statements are based upon reasonable assumptions, they are subject to numerous known and unknown risks and uncertainties and are made in light of information currently available to us. Our actual financial condition and results could differ materially from those anticipated in these forward-looking statements as a result of various factors, including those set forth in the section entitled “Risk Factors” beginning on page 6 of this prospectus and in our Annual Report filed on Form 40-F and 40-F/A with the SEC on October 29, 2021 and November 16, 2021, as well as those described in the other documents we file with the SEC. You should read this prospectus, and the documents incorporated by reference herein, completely and with the understanding that our actual future results may be materially different from and worse than what we expect.

Moreover, we operate in an evolving environment. New risk factors and uncertainties emerge from time to time and it is not possible for our management to predict all risk factors and uncertainties, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.

Forward-looking statements speak only as of the date they were made, and, except to the extent required by law or the rules of the Nasdaq Capital Market or TSX Exchange, we undertake no obligation to update or review any forward-looking statement because of new information, future events or other factors. You should, however, review the risks and uncertainties we describe in the reports we will file from time to time with the SEC, after the date of this prospectus. See the information included under the heading “Incorporation of Certain Information by Reference.”

We qualify all of our forward-looking statements by these cautionary statements.

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PROSPECTUS SUMMARY

This summary does not contain all of the information you should consider before investing in our securities. You should read this entire prospectus carefully, including the risks of investing in our securities discuss under the heading “Risk Factors” beginning on page 6 of this prospectus and under similar headings in the documents incorporated by reference herein.

Overview

BriaCell is an immuno-oncology biotechnology company with a strong focus on cancer immunotherapy. Immunotherapies have come to the forefront in the fight against cancer. They harness the body’s own immune system to recognize and destroy cancer cells. BriaCell owns the US patent to SV-BR-1-GM (“Bria-IMT™”), a whole-cell targeted immunotherapy for cancer (U.S. Patent No. 7,674,456), as well as patents related to PKCδ inhibitors (U.S. Patent Nos. 9,364,460 and 9,572,793). The Company is currently advancing its targeted immunotherapy program by prioritizing a Phase I/IIa clinical trial with Bria-IMT™ in combination with an immune checkpoint inhibitor and a companion diagnostic test, BriaDx™, to identify patients most likely to benefit from Bria-IMT™. The Bria-IMT™ regimen was evaluated in four patients in a prior study in 2004-2006 by Dr. Charles Wiseman, the scientific founder, and principal scientific advisor. Encouraging results were obtained, especially in a patient who matched Bria-IMT™ at HLA-DR alleles and had a grade II tumor. In 2017-2018 BriaCell evaluated 23 patients with advanced breast cancer with the Bria-IMT™ regimen and obtained confirmation of the ability of the Bria-IMT™ regimen to induce regression of metastatic breast cancer in patients who match Bria-IMT™ at least at one HLA allele especially if they had grade I or grade II tumors. A combination study with the immune checkpoint inhibitor KEYTRUDA® was initiated and the first patient dosing in the “combination therapy” clinical trial occurred in September 2018. BriaCell purchased the KEYTRUDA® for this study as BriaCell does not have an agreement with Merck & Co., Inc. for the supply of KEYTRUDA®. Eleven patients were dosed in the combination therapy trial with Bria-IMT™ and the immune checkpoint inhibitor KEYTRUDA® and patients with either had grade I or grade II tumors or who match Bria-IMT™ at least at one HLA allele were most likely to derive clinical benefit. Subsequently dosing with this combination was discontinued. The study was modified under an amended protocol which evaluates the combination of the Bria-IMT™ regimen with Incyte Corporation experimental drugs retifanlimab (INCMGA00012), an anti-PD-1 antibody similar to pembrolizumab, and epacadostat (an inhibitor of the immune checkpoint enzyme indoleamine dioxygenase (“IDO”)). The study is ongoing.

The Impact of COVID-19 on Business Operations and Clinical Trials

For the year ended July 31, 2021, research costs amounted to $1,315,496 as compared to $2,425,838 for the year ended July 31, 2020. The significantly reduced research investment is as a result of the slow-down in clinical trials due to the impact of COVID-19 on both patient recruitment and ongoing fundraising efforts of the Company, prior to the completion of our Nasdaq public offering in February 2021.

We may face difficulties recruiting or retaining patients in our ongoing and planned clinical trials if patients are affected by the virus or are fearful of visiting or traveling to our clinical trial sites because of the outbreak of COVID-19. In the event that clinical trial sites are slowed down or closed to enrollment in our trials, this could have a material adverse impact on our clinical trial plans and timelines. We are continuing to assess our business plans and the impact COVID-19 is having on our clinical trial timelines and our ability to recruit candidates for clinical trials, but there can be no assurance that this analysis will enable us to avoid part or all of any impact from the spread of COVID-19 or its consequences, including downturns in business sentiment generally or in our sector in particular. The extent to which COVID-19 and global efforts to contain its spread will impact our operations will depend on future developments, which are highly uncertain and cannot be predicted at this time, and include the duration, severity and scope of the outbreak and the actions taken to contain or treat the coronavirus outbreak. We currently believe that the execution of our clinical trials and research programs are delayed by at least one quarter due to COVID-19.

Corporate Information

We were incorporated in the province of British Columbia on July 26, 2006. Our common shares and listed warrants trade on the Nasdaq Capital Market under the symbols “BCTX” and “BCTXW”, respectively, and our common shares trade on the TSX Exchange under the symbol “BCT”.

Our principal executive office is located at Suite 300 - 235 15th Street, West Vancouver, British Columbia, V7T 2X1 and our telephone number in Canada is (604) 921-1810. Our web address is https://briacell.com/. The information contained on our website or available through our website is not incorporated by reference into and should not be considered a part of this prospectus, and the reference to our website in this prospectus is an inactive textual reference only. Any website references (URL’s) in this prospectus are inactive textual references only and are not active hyperlinks. The contents of our website is not part of this prospectus, and you should not consider the contents of our website in making an investment decision with respect to our common shares. Paracorp Incorporated is our agent in the United States, and its address is 2804 Gateway Oaks Drive #100, Sacramento, CA 95833, Tel: (888) 280-6563, Fax: (800) 603-5868; Attn: Katelyn Bean (kbean@myparacorp.com).

The Company’s corporate offices in the United States are located at 180 Varick Street, 6th Floor, New York, NY 10014. The Company’s two wholly owned subsidiaries BriaCell Therapeutics Corp., a Delaware corporation, and Sapientia Pharmaceuticals Inc., a Delaware corporation, were formed on April 3, 2014 and September 20, 2012 respectively.

Additional Information

For additional information related to our business and operations, please refer to the reports incorporated herein by reference, including our Annual Report on Form 40-F and 40-F/A for the year ended July 31, 2021 as filed with the SEC on October 29, 2021 and November 16, 2021, respectively, and our other Reports on Form 6-K as filed with the SEC, as described in the section titled “Incorporation of Certain Information by Reference.”

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The Offering

Common shares Offered	Up to an aggregate of up to 4,370,343 common shares, no par value, issuable upon the exercise of warrants issued in a private placement offering on June 7, 2021. The selling shareholders are identified in the section entitled “Selling Shareholders” on the table commencing on page 7.

Common shares Outstanding as of October 31, 2021	15,370,412 common shares.

Use of Proceeds	We will not receive any proceeds from the sale of the common shares by the selling shareholders. All net proceeds from the sale of the common shares covered by this prospectus will go to the selling shareholders. However, we may receive the proceeds from any exercise of warrants. See the section of this prospectus titled “Use of Proceeds.”

Market and trading symbol for our common shares and listed warrants	Our common shares and the listed warrants trade on the Nasdaq Capital Market under the symbols “BCTX” and “BCTXW”, respectively and our common shares trade on the TSX Exchange under the symbol “BCT”. The common shares underlying the listed warrants are not being registered for resale in the registration statement of which this prospectus forms a part.

Risk Factors	Before investing in our securities, you should carefully read and consider the “Risk Factors” beginning on page 6 of this prospectus.

The number of our common shares outstanding is based on an aggregate of our 15,370,412 common shares outstanding as of October 31, 2021, and excludes:

●	9,459,381 common shares issuable upon the exercise of outstanding warrants and listed warrants, at a weighted average exercise price of $5.83;

●	355,231 common shares issuable upon the exercise of outstanding compensation warrants, at a weighted average exercise price of $5.94; and

●	774,666 common shares issuable upon the exercise of outstanding options, at a weighted average exercise price of $4.56.

Except as otherwise indicated, the information in this prospectus is as of October 31, 2021 assumes no exercise of options or warrants described above.

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RISK FACTORS

An investment in our securities involves a high degree of risk. Before deciding whether to invest in our securities, you should consider carefully the risks and uncertainties discussed below, as well as those under the heading “Risk Factors” contained in our Annual Report on Form 40-F and 40-F/A for the year ended July 31, 2021 as filed with the SEC, and as incorporated by reference in this prospectus, as the same may be amended, supplemented or superseded by the risks and uncertainties described under similar headings in the other documents that are filed by us after the date hereof and incorporated by reference into this prospectus. Additional risks not currently known to us or that we currently believe are immaterial may also significantly impair our business operations. Please also read carefully the section above titled “Special Note Regarding Forward-Looking Statements.”

The sale of a substantial amount of our common shares, including resale of the common shares issuable upon the exercise of the warrants held by the selling shareholders in the public market could adversely affect the prevailing market price of our common shares.

We are registering for resale 4,370,343 common shares issuable upon the exercise of warrants held by the selling shareholders. Sales of substantial amounts of shares of our common shares in the public market, or the perception that such sales might occur, could adversely affect the market price of our common shares, and the market value of our other securities. We cannot predict if and when selling shareholders may sell such shares in the public markets. Furthermore, in the future, we may issue additional common shares or other equity or debt securities convertible into common shares. Any such issuance could result in substantial dilution to our existing shareholders and could cause our stock price to decline.

Recent trading in our common shares has been volatile and may continue to be volatile in the future.

Our common shares recently experienced extreme volatility. In November 2021, our common shares closed as high as $10.61 per share and in February 2022 as low as $5.41 per share. Our common shares may continue to be volatile and could materially fall for a number of reasons including:

●	The results of our pre-clinical and clinical trials and those of our competitors;
●	Our ability to obtain U.S., Canadian and/or foreign regulatory approval for our product candidates;
● ● ●

The continued large declines in major stock market indexes which causes investors to sell our common shares;

Geopolitical instability due to the ongoing military conflict between Russia and Ukraine which has materially adversely affected and is likely to continue to materially adversely affect the global economy and capital markets;

Termination of or changes to our normal course issuer bid securities buyback program;

●	The termination of any other factors which may have created volatility and spike in volume; or
●	Other possible reasons for volatility which we have disclosed in our reports filed with the SEC and incorporated by reference into registration statement.

We cannot assure you that our share price and volume will remain at current levels in which case investors may sustain large losses.

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USE OF PROCEEDS

We are filing the registration statement of which this prospectus forms a part to permit the holders of certain outstanding warrants to purchase our common shares described in the section titled “Selling Shareholders” to resell such common shares issuable upon exercise of such warrants, or the warrant shares. The selling shareholders will receive all of the net proceeds from sales of the warrant shares sold pursuant to this prospectus and we will not receive any proceeds from the resale of any warrant shares offered by this prospectus by the selling shareholders.

We may receive proceeds from the exercise of the warrants to the extent that these warrants are exercised for cash. Warrants, however, are exercisable on a cashless basis under certain circumstances. Upon the exercise of all of the warrants for 4,370,343 common shares by payment of cash, we will receive aggregate gross proceeds of approximately $27,052,423.

Any proceeds from the exercise of the warrants will be used for working capital, and general corporate purposes. We cannot predict when or if the warrants will be exercised, and it is possible that the warrants may expire and never be exercised.

Selling Shareholders

We are registering the resale of the warrant shares to permit each of the selling shareholders identified below to resell or otherwise dispose of the warrant shares in the manner contemplated under “Plan of Distribution” in this prospectus (as may be supplemented and amended). Throughout this prospectus, when we refer to the common shares being registered on behalf of the selling shareholders, we are referring to the warrant shares, and when we refer to the selling shareholders in this prospectus, we are referring to the purchasers of the warrants.

The selling shareholders may sell some, all or none of their warrant shares. We do not know how long the selling shareholders will hold the warrant shares before selling them, and we currently have no agreements, arrangements or understandings with the selling shareholders regarding the sale or other disposition of any of the warrant shares. The warrant shares covered hereby may be offered from time to time by the selling shareholders.

The following table sets forth the name of each selling shareholders, the number and percentage of our outstanding common shares beneficially owned by the selling shareholders as of March 9, 2022, the number of warrant shares that may be offered under this prospectus, and the number and percentage of our outstanding common shares beneficially owned by the selling shareholders assuming all of the warrant shares covered hereby are sold. Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to our common shares. Generally, a person “beneficially owns” ordinary if the person has or shares with others the right to vote those shares or to dispose of them, or if the person has the right to acquire voting or disposition rights within 60 days. The number of shares in the column “Common Shares being Offered” represents all of the warrant shares that a selling shareholders may offer and sell from time to time under this prospectus.

All information contained in the table below and the footnotes thereto is based upon information provided to us by the selling shareholders. The selling shareholders may have sold or transferred, in transactions exempt from the registration requirements of the Securities Act of 1933, as amended (“Securities Act”), some or all of their warrant shares or other securities since the date on which the information in the table below if presented. Information about the selling shareholders may change over time. The percentage of shares owned after the offering is based on 15,279,276 common shares outstanding as of March 9, 2022.

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Name of Selling Stockholder	Number of Common Shares Owned Prior to Offering(1)		Maximum Number of Common Shares Underlying Warrants to be Sold Pursuant to this Prospectus		Number of Common Shares Owned After Offering(2)	Percentage of Common Shares Owned After the Offering
Armistice Capital Master Fund Ltd.(3)	945,343		570,343	(4)	375,000	1.87%
Empery Asset Master, LTD(5)	257,060	(6)	257,060	(6)	-	-
Empery Tax Efficient, LP(7)	77,387	(8)	77,387	(8)	-	-
Empery Tax Efficient III, LP(9)	165,553	(10)	165,553	(10)	-	-
Altium Growth Fund LP(11)	900,000		900,000	(12)	-	-
CVI Investments, Inc.(13)	600,000		600,000	(14)	-	-
Hudson Bay Master Fund Ltd.(15)	400,000		400,000	(16)	-	-
Sabby Volatility Warrant Master Fund, Ltd.(17)	800,000		800,000	(18)	-	-
District 2 Capital Fund LP(19)	150,000		150,000	(20)	-	-
The Hewlett Fund LP(21)	200,000		200,000	(22)	-	-
Kepos Alpha Master Fund L.P.(23)	150,000		150,000	(24)	-	-
Iroquois Capital Investment Group LLC(25)	65,000		65,000	(26)	-	-
Iroquois Master Fund Ltd.(27)	35,000		35,000	(28)	-	-

*	Denotes less than 1%.

(1)	Under applicable SEC rules, a person is deemed to beneficially own securities which the person has the right to acquire within 60 days through the exercise of any option or warrant or through the conversion of a convertible security. Also under applicable SEC rules, a person is deemed to be the “beneficial owner” of a security with regard to which the person directly or indirectly, has or shares (a) voting power, which includes the power to vote or direct the voting of the security, or (b) investment power, which includes the power to dispose, or direct the disposition, of the security, in each case, irrespective of the person’s economic interest in the security. To our knowledge, subject to community property laws where applicable, each person named in the table has sole voting and investment power with respect to the common shares shown as beneficially owned by such selling shareholder, except as otherwise indicated in the footnotes to the table.

(2)	Represents the amount of shares that will be held by the selling shareholder after completion of this offering based on the assumptions that (a) all common shares underlying warrants registered for sale by the registration statement of which this prospectus is part will be sold and (b) no other common shares are acquired or sold by the selling shareholder prior to completion of this offering. However, each selling shareholder may sell all, some or none of the such shares offered pursuant to this prospectus and may sell other common shares that they may own pursuant to another registration statement under the Securities Act or sell some or all of their shares pursuant to an exemption from the registration provisions of the Securities Act, including under Rule 144.

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(3)	The securities are directly held by Armistice Capital Master Fund Ltd., a Cayman Islands exempted company (the “Master Fund”), and may be deemed to be indirectly beneficially owned by: (i) Armistice Capital, LLC (“Armistice Capital”), as the investment manager of the Master Fund; and (ii) Steven Boyd, as the Managing Member of Armistice Capital. Armistice Capital and Steven Boyd disclaim beneficial ownership of the securities except to the extent of their respective pecuniary interests therein. Ownership prior to the offering represents (i) 375,000 common shares issuable upon exercise of listed warrants and (ii) 570,343 common shares issuable upon exercise of Warrants, both of which are subject to a beneficial ownership limitation. The address of the Master Fund and Armistice Capital is 510 Madison Ave, 7th Floor, New York, NY 10022.

(4)	Represents 570,343 common shares issuable upon exercise of Warrants.

(5)	Empery Asset Management LP, the authorized agent of Empery Asset Master Ltd (“EAM”), has discretionary authority to vote and dispose of the shares held by EAM and may be deemed to be the beneficial owner of these shares. Martin Hoe and Ryan Lane, in their capacity as investment managers of Empery Asset Management LP, may also be deemed to have investment discretion and voting power over the shares held by EAM. EAM, Mr. Hoe and Mr. Lane each disclaim any beneficial ownership of these shares. The Company’s principal executive offices are located at 3rd Floor, Bellevue Centre, 235-15th Street, West Vancouver A1 V7T 2X1, Canada.

(6)	Represents 257,060 common shares issuable upon exercise of Warrants.

(7)	Empery Asset Management LP, the authorized agent of Empery Tax Efficient, LP (“ETE”), has discretionary authority to vote and dispose of the shares held by ETE and may be deemed to be the beneficial owner of these shares. Martin Hoe and Ryan Lane, in their capacity as investment managers of Empery Asset Management LP, may also be deemed to have investment discretion and voting power over the shares held by ETE. ETE, Mr. Hoe and Mr. Lane each disclaim any beneficial ownership of these shares. The Company’s principal executive offices are located at 3rd Floor, Bellevue Centre, 235-15th Street, West Vancouver A1 V7T 2X1, Canada.

(8)	Represents 77,387 common shares issuable upon exercise of Warrants.

(9)	Empery Asset Management LP, the authorized agent of Empery Tax Efficient III, LP (“ETE III”), has discretionary authority to vote and dispose of the shares held by ETE III and may be deemed to be the beneficial owner of these shares. Martin Hoe and Ryan Lane, in their capacity as investment managers of Empery Asset Management LP, may also be deemed to have investment discretion and voting power over the shares held by ETE III. ETE III, Mr. Hoe and Mr. Lane each disclaim any beneficial ownership of these shares. The Company’s principal executive offices are located at 3rd Floor, Bellevue Centre, 235-15th Street, West Vancouver A1 V7T 2X1, Canada.

(10)	Represents 165,553 common shares issuable upon exercise of Warrants.

(11)	Altium Capital Management, LP, the authorized agent of Altium Growth Fund LP (“AGF”), has discretionary authority to vote and dispose of the securities held by AGF and may be deemed to be the beneficial owner of these securities. The business address for each of AGF and Altium Capital Management, LP is c/o Altium Capital Management, LP, 152 West 57th Street, 20th Floor, New York, NY 10019.

(12)	Represents 900,000 common shares issuable upon exercise of Warrants.

(13)	Heights Capital Management, Inc., the authorized agent of CVI Investments, Inc. (“CVI”), has discretionary authority to vote and dispose of the shares held by CVI and may be deemed to be the beneficial owner of these shares. Martin Kobinger, in his capacity as Investment Manager of Heights Capital Management, Inc., may also be deemed to have investment discretion and voting power over the shares held by CVI. Mr. Kobinger disclaims any such beneficial ownership of the shares. CVI Investments, Inc.is affiliated with one or more FINRA member, none of whom are currently expected to participate in the sale pursuant to the prospectus contained in the Registration Statement of Shares purchased by the Investor in this Offering.

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(14)	Represents 600,000 common shares issuable upon exercise of Warrants.

(15)	Hudson Bay Capital Management LP, the investment manager of Hudson Bay Master Fund Ltd., has voting and investment power over these securities. Sander Gerber is the managing member of Hudson Bay Capital GP LLC, which is the general partner of Hudson Bay Capital Management LP. Each of Hudson Bay Master Fund Ltd. and Sander Gerber disclaims beneficial ownership over these securities. The address for Hudson Bay Master Fund Ltd. is c/o Hudson Bay Capital Management LP, 28 Havemeyer Place, 2nd Floor, Greenwich, CT 06830.

(16)	Represents 400,000 common shares issuable upon exercise of Warrants.

(17)	Sabby Volatility Warrant Master Fund, Ltd. is managed by Sabby Management, LLC. Sabby Management, LLC, in its capacity as the investment manager of Sabby Volatility Warrant Master Fund, Ltd., has the power to vote and the power to direct the disposition of all securities held by Sabby Volatility Warrant Master Fund, Ltd. Hal Mintz is the Managing Member of Sabby Management, LLC. Each of Sabby Volatility Warrant Master Fund, Ltd., Sabby Management, LLC and Mr. Mintz disclaim beneficial ownership of these securities, except to the extent of any pecuniary interest therein. The principal business address of Sabby Management, LLC is 10 Mountainview Road, Suite 205, Upper Saddle River, NJ 07458.

(18)	Represents 800,000 common shares issuable upon exercise of Warrants.

(19)	Michael Bigger, the authorized agent of District 2 Capital Fund (“District”), has discretionary authority to vote and dispose of the securities held by District. Michael Bigger may be deemed to be the beneficial owner of these securities. The business address of District 2 Capital Fund LP is 175 West Carver Street, Huntington, NY 11743.

(20)	Represents 150,000 common shares issuable upon exercise of Warrants.

(21)	Martin Chopp is the General Partner of The Hewlett Fund LP (“Hewlett”) and may be deemed to have voting and dispositive power with respect to the shares. The business address of The Hewlett Fund LP is 100 Merrick Road, Suite 400W, Rockville Centre, New York 11570.

(22)	Represents 200,000 common shares issuable upon exercise of Warrants.

(23)	Kepos Capital LP is the investment manager of the selling securityholder and Kepos Partners LLC is the General Partner of the selling securityholder and each may be deemed to have voting and dispositive power with respect to the shares. The general partner of Kepos Capital LP is Kepos Capital GP LLC (the “Kepos GP”) and the Managing Member of Kepos Partners LLC is Kepos Partners MM LLC (“Kepos MM”). Mark Carhart controls Kepos GP and Kepos MM and, accordingly, may be deemed to have voting and dispositive power with respect to the shares held by this selling securityholder. Mr. Carhart disclaims beneficial ownership of the shares held by the selling securityholder. The address of Kepos Capital LP and Mr. Carhart is 11 Times Square, 35th Floor, New York, NY 10036.

(24)	Represents 150,000 common shares issuable upon exercise of Warrants.

(25)	Richard Abbe is the Managing Member of Iroquois Capital Investment Group, LLC and may be deemed to have voting and dispositive power with respect to the shares. The business address of Iroquois Capital Investment Group, LLC is 125 Park Avenue, 25th Floor, New York, NY 10017.

(26)	Represents 65,000 common shares issuable upon exercise of Warrants.

(27)	Richard Abbe and Kim Page are Managing Members of Iroquois Capital Management LLC, investment advisor to Iroquois Master Fund, Ltd and may be deemed to have voting and dispositive power with respect to the shares. The business address of Iroquois Master Fund Ltd is 125 Park Avenue, 25th Floor, New York, NY 10017.

(28)	Represents 35,000 common shares issuable upon exercise of Warrants.

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Plan of Distribution

Each selling shareholder of the securities and any of their pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their securities covered hereby on any stock exchange, market or trading facility on which the securities are traded or in private transactions. These sales may be at fixed or negotiated prices. A selling shareholder may use any one or more of the following methods when selling securities:

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

●	block trades in which the broker-dealer will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

●	an exchange distribution in accordance with the rules of the applicable exchange;

●	privately negotiated transactions;

●	settlement of short sales;

●	in transactions through broker-dealers that agree with the selling shareholders to sell a specified number of such securities at a stipulated price per security;

●	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

●	a combination of any such methods of sale; or

●	any other method permitted pursuant to applicable law.

The selling shareholders may also sell securities under Rule 144 or any other exemption from registration under the Securities Act, if available, rather than under this prospectus.

Broker-dealers engaged by the selling shareholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling shareholders (or, if any broker-dealer acts as agent for the purchaser of securities, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this Prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with FINRA Rule 2121; and in the case of a principal transaction a markup or markdown in compliance with FINRA IM-2121.

In connection with the sale of the securities or interests therein, the selling shareholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the securities in the course of hedging the positions they assume. The selling shareholders may also sell securities short and deliver these securities to close out their short positions, or loan or pledge the securities to broker-dealers that in turn may sell these securities. The selling shareholders may also enter into option or other transactions with broker-dealers or other financial institutions or create one or more derivative securities which require the delivery to such broker-dealer or other financial institution of securities offered by this prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The selling shareholders and any broker-dealers or agents that are involved in selling the securities may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the securities purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Each selling shareholder has informed the Company that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the securities.

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The Company is required to pay certain fees and expenses incurred by the Company incident to the registration of the securities. The Company has agreed to indemnify the selling shareholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act. The Company shall not be responsible for any of the selling shareholders’ selling costs incurred pursuant to any available method provided hereunder for selling securities.

We agreed to keep this prospectus effective until the earlier of (i) the date on which the securities may be resold by the selling shareholders without registration and without regard to any volume or manner-of-sale limitations by reason of Rule 144, without the requirement for the Company to be in compliance with the current public information under Rule 144 under the Securities Act or any other rule of similar effect or (ii) all of the securities have been sold pursuant to this prospectus or Rule 144 under the Securities Act or any other rule of similar effect. The resale securities will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale securities covered hereby may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Under applicable rules and regulations under the Exchange Act of 1934, as amended (“Exchange Act”), any person engaged in the distribution of the resale securities may not simultaneously engage in market making activities with respect to the common shares for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the selling shareholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of the common shares by the selling shareholders or any other person. We will make copies of this prospectus available to the selling shareholders and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).

LEGAL MATTERS

The validity of the issuance of our common shares offered in this prospectus and certain other legal matters as to Canadian law have been passed upon for us by Bennett Jones LLP, Toronto, Canada.

EXPERTS

The financial statements incorporated in this prospectus by reference to the Annual Report on Form 40-F and 40-F/A for the year ended July 31, 2021 have been so incorporated in reliance on the report of MNP LLP, independent registered public accountants.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form F-1 under the Securities Act with respect to the common shares being offered by this prospectus. This prospectus does not contain all of the information in the registration statement and its exhibits. For further information with respect to us and the common shares offered by this prospectus, we refer you to the registration statement and its exhibits. Statements contained in this prospectus as to the contents of any contract or any other document referred to are not necessarily complete, and in each instance, we refer you to the copy of the contract or other document filed as an exhibit to the registration statement. Each of these statements is qualified in all respects by this reference. You can read our SEC filings, including the registration statement, over the Internet at the SEC’s website at www.sec.gov.

We are subject to the information and periodic reporting requirements of the Exchange Act, and we file periodic reports, proxy statements and other information with the SEC. These periodic reports, proxy statements and other information are available for inspection and copying at the website of the SEC referred to above. You may access our annual reports on Form 40-F, reports on Form 6-K and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act with the SEC free of charge at our website as soon as reasonably practicable after such material is electronically filed with, or furnished to, the SEC. The information contained in, or that can be accessed through, our website is not incorporated by reference in, and is not part of, this prospectus.

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INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to incorporate by reference the information and reports we file with it, which means that we can disclose important information to you by referring you to these documents. The information incorporated by reference is an important part of this prospectus. We incorporate by reference, as of their respective dates of filing, the documents listed below that we have filed with the SEC and any documents that we file with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and prior to the termination of the offering of securities under this prospectus (except in each case the information contained in such documents to the extent “furnished” and not “filed”):

●	our Annual Report on Form 40-F for the fiscal year ended on July 31, 2021 filed with the SEC on October 29, 2021, and Amendment No. 1 thereto filed with the SEC on November 16, 2021;

●	our Reports on Form 6-K filed with the SEC on February 28, 2022, February 23, 2022, February 16, 2022, February 10, 2022, January 20, 2022, January 5, 2022, December 30, 2021, December 17, 2021, December 15, 2021, December 9, 2021, November 19, 2021, November 12, 2021, November 5, 2021, November 2, 2021 and October 29, 2021;

●	the description of our common shares contained in Item 1 of our registration statement on Form 8-A, filed with the SEC on February 23, 2021 under the Exchange Act, and any amendment or report filed for the purpose of updating that description.

Any statement contained in any document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

This prospectus shall also be deemed to incorporate by reference all subsequent annual reports filed on Form 20-F, Form 40-F or Form 10-K, and all subsequent filings on Forms 6-K, 10-Q and 8-K filed by the registrant pursuant to the Exchange Act, prior to the termination of the offering made by this prospectus.

We will provide to each person, including any beneficial owner, to whom this prospectus is delivered, a copy of these filings, at no cost, upon written or oral request to us at: Suite 300 – 235 15th Street, West Vancouver, British Columbia, V7T 2X1, Attn: Corporate Secretary, and our telephone number in the United States is (647) 558-5564. Copies of these filings may also be accessed at our website, www.vblrx.com. Click on “Investor Relations” and then “SEC Filings.”

A copy of this prospectus is available for inspection at our corporate offices in Canada at Suite 300, Bellevue Centre, 235-15th Street, West Vancouver, BC V7T 2XI or in the United States at 2929 Arch Street, 4th Floor, Philadelphia, PA 19104.

As a foreign private issuer, we are exempt from the rules under Section 14 of the Exchange Act prescribing the furnishing and content of proxy statements and our officers, directors and principal shareholders are exempt from the reporting and other provisions in Section 16 of the Exchange Act.

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DISCLOSURE OF COMMISSION POSITION ON

INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933, as amended, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or person controlling the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933, as amended, and will be governed by the final adjudication of such issue.

BriaCell Therapeutics Corp.

4,370,343 Common Shares

PROSPECTUS

March 16, 2022